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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
TriCo Bancshares:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of TriCo Bancshares 2001 Stock Option Plan of our report dated January 29, 2004, with respect to the consolidated balance sheets of TriCo Bancshares and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income and comprehensive income, changes in shareholders' equity and cashflows for the years then ended, which report appears in the December 31, 2003 annual report on Form 10-K of TriCo Bancshares.

                                                     /s/ KPMG LLP

Sacramento, California
May 10, 2004